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Exhibit 99.1

CONTACT:	Thomas T. Hendrickson	Investor/Press Relations:
	Executive Vice President	Geoff High
	Chief Financial Officer	Pfeiffer High Public Relations, Inc.
	Gart Sports Company	303/393-7044
303/863-2293

Final

GART SPORTS ANNOUNCES FOURTH QUARTER AND FISCAL
YEAR 2002 RESULTS
—Fourth Quarter Net Income increases 17%, excluding prior year integration costs—
—Fourth Quarter Diluted EPS of $1.03—

        Denver, CO, March 6, 2003—Gart Sports Company (Nasdaq National Market:GRTS) today announced results for its fourth quarter and fiscal year ended February 1, 2003.

        Fourth quarter net income increased to $12.8 million, or $1.03 per fully diluted share, compared with $11.0 million, or $0.95 per fully diluted share, in the prior year's fourth quarter, excluding the effect of $3.3 million net of tax, or $0.29 per diluted share, of one-time integration costs associated with the Company's 2001 acquisition of Oshman's Sporting Goods.

        Total sales for the 13 weeks ended February 1, 2003, increased 0.3% to $316.8 million compared with $316.0 million in the prior year's fourth quarter. Fourth quarter comparable store sales decreased 3.2% from last year.

        On June 7, 2001, Gart Sports Company completed its acquisition of Oshman's. Results include Oshman's operations from June 8, 2001.

        Net income for the 52 weeks ended February 1, 2003, increased to $23.2 million, or $1.86 per fully diluted share, compared with $15.9 million, or $1.54 per fully diluted share, in the prior year, excluding the effect of $7.6 million net of tax, or $0.74 per diluted share, of one-time integration costs associated with the Oshman's acquisition.

        Total sales for the 52 weeks ended February 1, 2003, advanced 12.3% to $1,051.2 million compared with $935.7 million in the prior year. Comparable store sales during the fiscal year were unchanged.

        Doug Morton, Chairman, President and Chief Executive Officer of Gart Sports Company, stated, "Our sales for the fourth quarter were impacted by the overall difficult retail environment, as well as unseasonably warm and dry weather throughout much of our winter sports markets. Despite this challenging sales environment, we delivered a solid earnings improvement through continued gross margin expansion and our on-going emphasis on controlling expenses."

        On February 20, 2003, Gart Sports announced it had approved a definitive agreement with The Sports Authority, Inc. providing for a merger of equals to create the nation's preeminent sporting goods retailer. On a combined basis, Gart Sports and Sports Authority generated revenue of approximately $2.5 billion during the four fiscal quarters ended November 2, 2002, operating 385 stores in 45 states nationwide.

        Gart Sports Company, headquartered in Denver, Colorado, is the largest full-line sporting goods retailer in the Western United States. The Company was established in 1928 and offers a comprehensive high-quality assortment of brand name sporting apparel and equipment at competitive prices. Gart Sports Company operates 180 stores in 25 states under the Gart Sports®, Sportmart® and Oshman's® names. The Company's e-tailing websites, located at gartsports.com, sportmart.com and oshmans.com, are operated by GSI Commerce, Inc. under a license and e-commerce agreement. The Company trades on the Nasdaq National Market under the symbol GRTS.

Gart Sports Company
Condensed Consolidated Statements of Operations
(Dollars in thousands, except share and per share data)

	13 Weeks Ended		52 Weeks Ended
	February 1, 2003	February 2, 2002	February 1, 2003	February 2, 2002
Net sales	$316,800	$315,995	$1,051,244	$935,717
Cost of goods sold, buying, and occupancy	228,376	229,659	776,340	696,296

Gross profit	88,424	86,336	274,904	239,421
Gross profit %	27.9%	27.3%	26.2%	25.6%
Operating expenses:
Selling, general and administrative expenses	64,865	65,311	227,785	203,589
Selling, general and administrative expenses %	20.5%	20.7%	21.7%	21.8%
Integration costs	—	5,410	—	12,490
Store pre-opening expenses	533	408	1,197	840

Operating income	23,026	15,207	45,922	22,502
Non-operating income (expense):
Interest, net	(2,228)	(2,832)	(8,887)	(10,627)
Other income	134	188	764	1,676

Income before income taxes	20,932	12,563	37,799	13,551
Income tax expense	(8,086)	(4,900)	(14,632)	(5,285)

Net income	$12,846	$7,663	$23,167	$8,266

Earnings per share:
Basic	$1.08	$0.72	$1.97	$0.86

Diluted	$1.03	$0.66	$1.86	$0.80

Basic weighted average shares outstanding	11,865,527	10,696,620	11,766,983	9,598,553

Diluted weighted average shares outstanding	12,441,734	11,537,447	12,427,086	10,315,785

Pro-forma FY 2001 results excluding the effect of the one time integration costs associated with the acquisition of Oshman's:
Income before income taxes as reported		$12,563		$13,551
Integration costs		5,410		12,490

Pro-forma income before income taxes		17,973		26,041
Income tax expense		(7,009)		(10,156)

Net income		$10,964		$15,885

Earnings per share:
Basic		$1.02		$1.65

Diluted		$0.95		$1.54

Basic weighted average shares outstanding		10,696,620		9,598,553

Diluted weighted average shares outstanding		11,537,447		10,315,785

Gart Sports Company
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	February 1, 2003	February 2, 2002
ASSETS
Current assets:
Cash and cash equivalents	$10,156	$11,536
Merchandise inventories	333,538	326,617
Other Current assets	32,798	34,229

Total current assets	376,492	372,382
Property and equipment, net	87,960	87,615
Other long-term assets	75,788	76,632

Total assets	$540,240	$536,629

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$153,710	$172,335
Other current liabilities	50,983	57,795

Total current liabilities	204,693	230,130
Long-term debt	121,147	158,474
Other long-term liabilities	15,820	12,516

Total liabilities	341,660	401,120

Total stockholders' equity	198,580	135,509

Total liabilities and stockholders' equity	$540,240	$536,629

        Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Gart's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the sporting goods industry in general and in the specific market area of Gart Sports, inflation, changes in costs of goods and services and economic conditions in general and in Gart's specific market area. Those and other risks are more fully described in Gart's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

        GART SPORTS AND THE SPORTS AUTHORITY STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER MATERIALS WHICH WILL BE FILED BY GART SPORTS AND THE SPORTS AUTHORITY WITH THE SEC. THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE MERGER. When documents are filed with the SEC, they will be available for free at the SEC's website at www.sec.gov. Documents are also available for free from the contact persons listed above.

        Gart Sports, The Sports Authority and their directors, executive officers, certain members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of stockholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Reference is also made to the companies' latest annual reports and annual stockholder's meetings proxy statements as filed with the SEC, including Gart Sports' Proxy Statement for its Annual Meeting held on June 7, 2002 and The Sports Authority's Proxy Statement for its Annual Meeting held on May 30, 2002, which may be obtained for free in the manner set forth above.

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  Exhibit 99.1